UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 25, 2017

American Superconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

64 Jackson Road Devens, Massachusetts	01434

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (978) 842-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On September 25, 2017, American Superconductor Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Qnergy, Inc., a Delaware corporation (“Qnergy”), Tom Mitchell (“Mitchell”) and Peter Brehm (“Brehm,” and collectively with Qnergy and Mitchell, the “Selling Stockholders”), pursuant to which the Company purchased all of the issued and outstanding shares of Infinia Technology Corporation, a Delaware corporation (the “Infinia Shares”), from the Selling Stockholders (the “Acquisition”).

In consideration for the Infinia Shares, the Company paid the Selling Stockholders an aggregate purchase price of approximately $3.75 million as follows: (a) $100,000 in cash, and (b) 884,890 shares of the Company’s common stock, $0.01 par value per share (the “AMSC Shares”), at closing. Under the terms of the Stock Purchase Agreement, the Company is obligated to file a registration statement (the “Resale Registration Statement”) covering the resale of the AMSC Shares by the Selling Stockholders no later than ten business days following the closing of the Acquisition, and to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective by the Securities and Exchange Commission (“SEC”) as soon as practicable thereafter. Additionally, the Company has agreed to pay the Selling Stockholders an amount in cash (the “Make Whole Payment”), if any, equal to (x) an amount equal to (i) the price per AMSC Share pursuant to the terms of the Stock Purchase Agreement, multiplied by (ii) the number of AMSC Shares sold by Selling Stockholders during the first 90 days after the effectiveness of the Resale Registration Statement, minus (y) the aggregate sales proceeds received by the Selling Stockholders from the sale of any AMSC Shares during the first 90 days after the effectiveness of the Resale Registration Statement. In the event that the Resale Registration Statement has not been declared effective by the SEC within two hundred and ten days following the closing of the Acquisition, the Company is obligated to pay to the Selling Stockholders an amount in cash equal to the purchase price originally paid in AMSC Shares (the “Cash Payment”) no later than the date that is two hundred and ten days following the closing. The Company has granted a security interest in the Infinia Shares to the Selling Stockholders to secure the Company’s obligation to make any Make Whole Payment or Cash Payment.

The Stock Purchase Agreement also contains customary representations, warranties, covenants and indemnities.

The AMSC Shares issued to the Selling Stockholders were issued in reliance on the exemption from the registration provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), relating to sales by an issuer not involving any public offering. The sale of the AMSC Shares pursuant to the Stock Purchase Agreement has not been registered under the Securities Act or any state securities laws. The AMSC Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: September 26, 2017	By:	/s/ John W. Kosiba, Jr.
John W. Kosiba, Jr. Senior Vice President and Chief Financial Officer

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